Exhibit 19


  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                   January, 2005
  Distribution Date                                                                                                       2/15/2005
  Transaction Month                                                                                                               1

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $18,210,645.83                    $0.00          $18,210,645.83
  Repurchased Loan Proceeds Related to Interest                           5,326.47                     0.00                5,326.47
                                                                          --------                     ----                --------
      Total                                                         $18,215,972.30                    $0.00          $18,215,972.30
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   3,049,347.42                     0.00            3,049,347.42
                                                                      ------------                     ----            ------------
      Total                                                          $3,049,347.42                    $0.00           $3,049,347.42
  Principal:
  Principal Collections                                             $94,418,158.03                    $0.00          $94,418,158.03
  Prepayments in Full                                                85,827,565.15                     0.00           85,827,565.15
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        194,840.35                     0.00              194,840.35
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $180,440,563.53                    $0.00         $180,440,563.53
  Liquidation Proceeds                                                                                                   $31,604.09
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                   $180,472,167.62
  Principal Losses for Collection Period                                                                                 $48,189.09
  Total Regular Principal Reduction                                                                                 $180,488,752.62
  Total Collections                                                                                                 $201,737,487.34



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $201,737,487.34
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $201,737,487.34




                                                          Page 1





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                   January, 2005
  Distribution Date                                                                                                       2/15/2005
  Transaction Month                                                                                                               1

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $4,009,512.26        $4,009,512.26                $0.00
   Amount per $1,000 of Original Balance               0.87                 0.87                 0.00



                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                 $1,736,405.00       $1,736,405.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  4,240,817.78        4,240,817.78                   0.00                 0.00                0.00
   Class A3 Notes                  4,278,080.00        4,278,080.00                   0.00                 0.00                0.00
   Class A4 Notes                  2,050,133.33        2,050,133.33                   0.00                 0.00                0.00
   Class B Notes                     465,600.00          465,600.00                   0.00                 0.00                0.00
   Class C Notes                     326,400.00          326,400.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                      $13,097,436.11      $13,097,436.11                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $560,000.00         $560,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:    $13,657,436.11      $13,657,436.11               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $184,070,538.97
  Principal Distribution Amounts
   First Priority Distribution Amount                    $0.00
   Second Priority Distribution Amount           78,846,553.64
   Third Priority Distribution Amount            90,000,000.00
   Regular Principal Distribution Amount        554,153,446.36
                                                --------------
      Principal Distribution Amount            $723,000,000.00

  Noteholder Principal Distributions:
   Class A1 Notes                                       $184,070,538.97
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $184,070,538.97

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $184,070,538.97

  Collections Released to Seller                                  $0.00
  Collections Released to Seller                                  $0.00
  Total Available for Distribution          $201,737,487.34
  Total Distribution (incl. Servicing Fee)  $201,737,487.34




                                                          Page 2





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                   January, 2005
  Distribution Date                                                                                                       2/15/2005
  Transaction Month                                                                                                               1


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $254.59                   $2.40                  $256.99
  Class A2 Notes                                                 0.00                    2.74                     2.74
  Class A3 Notes                                                 0.00                    3.09                     3.09
  Class A4 Notes                                                 0.00                    3.31                     3.31
  Class B Notes                                                  0.00                    3.45                     3.45
  Class C Notes                                                  0.00                    3.63                     3.63
                                                                 ----                    ----                     ----
      Total Notes                                              $40.90                   $2.91                   $43.82

  Class D Certificates                                          $0.00                   $6.22                    $6.22
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $40.10                   $2.98                   $43.08


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $4,500,000,000.00       1.0000000              $4,315,929,461.03        0.9590954

  Class A1 Notes                               723,000,000.00       1.0000000                 538,929,461.03        0.7454073
  Class A2 Notes                             1,549,000,000.00       1.0000000               1,549,000,000.00        1.0000000
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $4,590,000,000.00       1.0000000              $4,405,929,461.03        0.9598975


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.27%                                           5.25%
  Weighted Average Remaining Maturity (WAM)              52.20                                           51.27
  Remaining Number of Receivables                      254,927                                         249,272
  Portfolio Receivable Balance               $4,811,414,707.71                               $4,630,925,955.09



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $22,252,184.50
  Specified Credit Enhancement Amount                                                                        $46,309,259.55
  Yield Supplement Overcollateralization Amount                                                             $299,772,508.73
  Target Level of Overcollateralization                                                                     $322,024,693.23




                                                          Page 3





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                   January, 2005
  Distribution Date                                                                                                       2/15/2005
  Transaction Month                                                                                                               1

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,075.05
  Specified Reserve Account Balance                                                                           24,057,075.05
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,075.05
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,075.05
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                   $31,604.09
  Recoveries from Prior Month Charge-Offs                                                                                     $0.00
  Total Principal Losses for Collection Period                                                                           $48,189.09
  Charge-off Rate for Collection Period (annualized)                                                                          0.00%
  Cumulative Net Losses for all Periods                                                                                  $16,585.00


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           986                $18,483,750.71
  61-90 Days Delinquent                                                                             2                    $23,834.83
  91-120 Days Delinquent                                                                            0                         $0.00
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                            25                   $467,089.32


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0042%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0008%
  Three Month Average                                                                                                       0.0000%




                                                          Page 4





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                   January, 2005
  Distribution Date                                                                                                       2/15/2005
  Transaction Month                                                                                                               1

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                                   $0.00                         $0.00
  New Advances                                                                           2,996,260.73                          0.00
  Servicer Advance Recoveries                                                                    0.00                          0.00
                                                                                                 ----                          ----
  Ending Servicer Advances                                                              $2,996,260.73                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $53,086.69                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00




                                                          Page 5